                                                              Exhibit 32

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Patriot Transportation Holding, Inc.

August 3, 2016                   PATRIOT TRANSPORTATION HOLDING, INC.

                         THOMPSON S. BAKER II

                         Thompson S. Baker II

                            President and Chief Executive

                            Officer

                            JOHN D. MILTON, JR._

                            John D. Milton, Jr.

                            Executive Vice President,

                            Treasurer, Secretary and

                            Chief Financial Officer

                            JOHN D. KLOPFENSTEIN

                            John D. Klopfenstein

                            Controller and Chief

                            Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Patriot Transportation Holding, Inc. and will be retained by Patriot Transportation Holding, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification accompanies the issuer’s Quarterly report on Form 10-Q and is not filed as provided in SEC Release Nos. 33-8212, 34-4751 and IC-25967, dated June 30, 2003.